EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made effective the 20th day of September, 1999.

BETWEEN:

            ABLE AUCTIONS (1991) LTD., a company incorporated under the laws of British Columbia and having its head office located 3112 Boundary Road, Burnaby, British Columbia, V5M 4A2

            (the "Company")

                                                               OF THE FIRST PART

AND:

            RICHIE SMALLWOOD, of 23038 Fraser Highway, Langley, British Columbia, V2Z 2V1

            ("Smallwood")

                                                              OF THE SECOND PART

WHEREAS:

A. The Company is an auctioneer and liquidator of a broad range of office equipment, furniture, and industrial equipment;

B. Under an asset purchase agreement dated for reference September 20, 1999 (the "Asset Purchase Agreement"), the Company purchased all of the property, assets, and undertaking of the business of Ross Auctioneers & Appraisers Ltd. ("Ross"), being the auction of tools, vehicles, industrial equipment, government surplus equipment, and police seized goods (the "Business");

C. Pursuant to the Asset Purchase Agreement, the Business became a division of the Company effective September 20, 1999; and

D. The Company has agreed to continue to employ Smallwood in the Business and Smallwood has agreed to accept that employment, subject to the terms and conditions set out in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, for valuable consideration, the parties mutually agree as follows:




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1.   EMPLOYMENT

1.1 Subject to the terms and conditions of this Agreement, the Company employs Smallwood to perform the duties set out in section 2.1 (the "Duties").

1.2 Smallwood's obligation to perform the Duties and the Company's obligation to pay the remuneration to Smallwood will commence on September 20, 1999 (the "Effective Date") and will continue until September 30, 2004 unless earlier terminated in accordance with Article 5 of this Agreement (the "Term").

1.3 The Company may, at its option, renew this Agreement at the end of the Term for an additional term or as negotiated by the parties. If the Company elects not to renew this Agreement at the end of the Term, the Company will pay the sum of $20,000 to Smallwood on the last business day of the Term.

2.   DUTIES

2.1 Smallwood will use his best efforts to serve the Company as manager of industry operations and, in that capacity, will perform any duties and exercise any powers that may from time to time be directed by the Company's Board of Directors, subject always to the control and direction of the Board.

2.2 Smallwood will perform the Duties in a diligent, professional, and efficient manner to preserve and enhance the Company's corporate image and will faithfully devote the time, effort, and ability necessary to perform the Duties.

3.   REMUNERATION

3.1 The Company will pay Smallwood $1,668 for the period September 20 to September 30, 1999. Beginning October 1, 1999, the Company will pay Smallwood at the monthly rate of $5,000, payable in two equal instalments (less applicable source deductions) on the 15th day (or the business day immediately before the 15th day, if the latter is not a business day) and the last business day of each month during the Term.

3.2 The Company will pay all reasonable expenses actually and properly incurred by Smallwood in connection with his performance of the Duties against delivery to the Company of invoices evidencing those expenses.

3.3  The Company will pay Smallwood a cash bonus as follows:

     (a) $10,000 if gross revenues from the Business in any fiscal year of the Company are at least CDN$1,500,000; or

     (b) $25,000 if gross revenues from the Business in any fiscal year of the Company are at least CDN$2,500,000,


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payable within 14 days of the date of completion of the audit and Board approval of the Company's financial statements for that fiscal year.

4.   RELATIONSHIP OF THE PARTIES

4.1 The Duties are personal in character and Smallwood cannot assign either this Agreement or any rights or benefits arising under this Agreement. In performing the Duties, Smallwood will operate as and will have the status of an employee and will not act or hold himself out as or be an agent or partner of the Company.

5.   TERMINATION AND RENEWAL

5.1 During the Term, the Company may terminate this Agreement and the employment of Smallwood at any time for "just cause" by giving written notice to Smallwood. For the purpose of this Agreement, "just cause" is defined as:

     (a) the wilful and continued failure by Smallwood to substantially perform the Duties 10 days after a written demand for substantial performance is delivered to Smallwood, which demand specifically identifies the manner in which Smallwood has not substantially performed his duties and responsibilities;

     (b) any dishonesty on the part of Smallwood that materially affects the Company;

     (c) the conviction of Smallwood for any crime involving moral turpitude, fraud, or misrepresentation; and

     (d)  any wilful and intentional act on Smallwood's  part that  demonstrably
          and  materially   injures  the  reputation,   business,   or  business
          relationships of the Company.

5.2 Smallwood may terminate this Agreement if, without his express written consent, the Company breaches any material terms of this Agreement and fails to remedy that breach within 10 days of Smallwood's written notice to the Company.

5.3 On termination of this Agreement for any reason, Smallwood will deliver to the Company all documents pertaining to the Company or its business, including without limitation all correspondence, reports, contracts, data bases related to the Company, and anything included in the definition of "Work Product" set out in section 6.1.

6.   CONFIDENTIALITY

6.1 All reports, documents, customer lists, concepts, and products, together with any business contracts or any business opportunities prepared, produced, developed, or acquired by Smallwood, directly or indirectly, in connection with Smallwood's performance of the Duties (collectively, the "Work Product") will belong exclusively to the Company or any of its


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affiliates, as appropriate (collectively,  the "Ableauctions Companies"),  which will be entitled to all rights, interest, profits, or benefits in respect of the Work Product.

6.2 Smallwood will not make any copies, summaries, or other reproductions of any Work Product without the Company's express written permission, provided that the Company permits Smallwood to maintain one copy of the Work Product for his own use.

6.3 Smallwood will not disclose any information, documents, or Work Product which Smallwood develops or to which Smallwood may have access by virtue of his performance of the Duties to any person not expressly authorized in writing by the Company for that purpose. Smallwood will comply with any directions that the Company may make to ensure the safeguarding or confidentiality of all information, documents, and Work Product.

6.4 Smallwood will not disseminate or distribute any of the Work Product or any other written or printed information about the Ableauctions Companies or their business to the media, members of the public, shareholders of the Ableauctions Companies, prospective investors, members of the investment or brokerage community, securities regulators, or any other third party, without the Company first reviewing and approving the Work Product or other information before dissemination or distribution.

6.5. Smallwood and his agents, employees, consultants, or associates (collectively, the "Smallwood Associates") will not, during the Term and for one year following termination of the Term, either directly or indirectly as a member or associate of any person, make any use of any confidential information for the purpose of soliciting the business of any customer or former customer of the Ableauctions Companies, or for the purpose of appropriating any business opportunity whatsoever available to or which might be available to the Ableauctions Companies. The term "associates" as used above will have the meaning ascribed to it in the Company Act (British Columbia).

6.6 Smallwood acknowledges and agrees that the confidential information is and will be of a special and unique character, the loss of which cannot be reasonably, readily, or accurately calculated in monetary terms. Accordingly, the Ableauctions Companies will be entitled to injunctive or other equitable relief to prevent or cure any breach or threatened breach of this Agreement by Smallwood. Resort to equitable relief, however, will not be construed to be a waiver of any other right or remedy which the Ableauctions Companies may have for damages or otherwise.

6.7 Smallwood agrees that during the Term and for one year following the termination of the Term, neither he nor any of the Smallwood Associates will:

     (a) encourage or entice any persons who are employees, contractors, or suppliers of the Ableauctions Companies during the Term of this Agreement, or who were employees, contractors, or suppliers of the Ableauctions Companies at any time within the 30 days preceding the date of this Agreement, to seek employment or service or contracts for supply with persons other than the Ableauctions Companies; or


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     (b)  offer employment or service or contracts,  directly or indirectly,  to any persons who are employees, contractors, or suppliers of the Ableauctions Companies during the Term of this Agreement, or who were employees, contractors, or suppliers of the Ableauctions Companies at any time within the 30 days preceding the date of this Agreement.

6.8 On termination of this Agreement, Smallwood will furnish to the Company a certificate in a form approved by the Company's solicitors which declares that Smallwood has not:

     (a) divulged, disclosed, distributed, or otherwise made available to any person any confidential information; or

     (b)  reproduced or made any use whatsoever of any confidential information;
          or

     (c) acted contrary to the provision of the above; except with the Company's prior written consent.

The remedies afforded to the Ableauctions Companies by this Agreement will be cumulative and not alternative and will be in addition to and not in substitution for any other rights and remedies available to the participants at law or in equity, including the remedy of injunctive relief.

7.   NON-COMPETITION CLAUSE

7.1 Smallwood, on his own behalf and on behalf of the Smallwood Associates except for Bryan Wilkins and Shawnna Ayers, agrees with the Company that he will not, except as an employee of the Company or any of its affiliates:

     (a) at any time during the Term or any other association with an affiliated company and during any notice period while Smallwood is receiving remuneration from the Company or an affiliated company, or

     (b) for a period of one year, where the Term or the association of Smallwood with an affiliated company is terminated for whatever reason,

either individually or in a partnership or jointly or in conjunction with any person, firm, corporation, government, association, or syndicate (a "Business Entity") as principal, agent, employee, director, officer, consultant, or in any other manner, carry on or be engaged in any Business Entity engaged in or concerned with or interested in the Business or any other business of the Ableauctions Companies within the Lower Mainland of British Columbia.



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8.   NOTICES

8.1 Any notices to be given by either party to the other will be sufficiently given if delivered personally or transmitted by facsimile or if sent by registered mail, postage prepaid, to the parties at their respective addresses shown on the first page of this Agreement, or to any other addresses as the parties may notify to the other from time to time in writing. This notice will be deemed to have been given at the time of delivery, if delivered in person or transmitted by facsimile, or within three business days from the date of posting if mailed from Vancouver, British Columbia.

9.   FURTHER ASSURANCES

9.1 Each party will at any time and from time to time, at the other's request, sign and deliver other documents and do other things that the other party may reasonably request to carry out and give full effect to the terms, conditions, and intent of this Agreement.

10.  ENUREMENT

10.1 This Agreement will enure to the benefit of and be binding on the parties to this Agreement and their respective personal representatives, successors, and permitted assigns.

11.  LAW

11.1 This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties irrevocably attorn to the courts of British Columbia.


     IN WITNESS WHEREOF the parties have signed this Agreement as of the date written on the first page of this Agreement.


ABLE AUCTIONS (1991) LTD.
Per:

/s/ Abdul Ladha
----------------------------------
Authorized Signatory



/s/ Richie Smallwood
----------------------------------
richie Smallwood